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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration

Statements on Form S-3 (No. 333-71807), Form S-3 (No. 333-60379) and Form S-8(No. 333-88711) of Corporate Office Properties Trust of our report dated January 26, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 26, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Baltimore, Maryland
March 15, 2000